CONSOLIDATED, AMENDED AND RESTATED

STOCK PLEDGE AGREEMENT

This Consolidated, Amended and Restated Stock Pledge Agreement (this "Agreement") is entered as of January 31, 2006, by and among AURA SYSTEMS, INC. a Delaware corporation (the "**Pledgor**"), for the benefit of KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership, KOYAH PARTNERS, L.P., a Delaware limited partnership, KOYAH VENTURES, LLC, a Delaware limited liability company, RAVEN PARTNERS, L.P., a Delaware limited partnership, and KOYAH MICROCAP PARTNERS MASTER FUND, L.P., a Cayman Islands limited partnership (collectively, the "**Pledgees**").

RECITALS

A. This Agreement is entered into in conjunction with and pursuant to the Amended Plan of Reorganization of the Pledgor (the "**Amended Plan of Reorganization**"), which was confirmed by order of the United States Bankruptcy Court, Central District of California, Los Angeles Division, in *In re: Aura Systems, Inc.*, Case No. LA 05-24550-SB (the "**Bankruptcy**"). The Amended Plan of Reorganization provides for, among other things, the restructuring of the debt owed by the Pledgor to the Pledgees pursuant to the transactions (the "**Transactions**") described on Exhibit A. Pursuant to the Amended Plan of Reorganization, the debt owed by the Pledgor to the Pledgees was reduced to an allowed secured claim of $2,600,000 (the "**Allowed Secured Claim**") to be paid over a period of five years. The Allowed Secured Claim is to be evidenced by five Consolidated, Amended and Restated Promissory Notes payable to each of the Pledgees dated the date hereof made by the Pledgor in favor of the Pledgees (the "**Notes**"), and secured by amended and restated security agreements of which this Agreement is one.

B. Pursuant to the Transactions and as listed on Exhibit A, Pledgor has previously pledged certain stock on a perfected first-priority basis to Koyah Leverage Partners, L.P., a Delaware limited partnership ("**KLP**"), as collateral agent for itself and Koyah Partners, L.P., a Delaware limited partnership ("**KP**" and together with KLP, "**Koyah**"), to secure loans made by Koyah; and pledged the same stock on a perfected second, third and fourth priority basis, respectively, to Raven Partners, L.P., a Delaware limited partnership ("**Raven**"), Koyah Ventures LLC, a Delaware limited liability company ("**Ventures**"), and Koyah Microcap Partners Master Fund, L.P., a Cayman Islands limited partnership ("**Microcap**"), to secure loans made by Raven, Ventures and Microcap; in each case subject to certain possible exceptions on priority, if any, as may exist with respect to the possible pre-existing liens referred to on the Schedule of Exceptions attached hereto. This Agreement is intended to continue and consolidate the pre-existing pledges of the collateral described in the existing stock pledge agreements between the Pledgor and the Pledgees (the "**Existing Stock Pledge Agreements**"), as security for all of the Notes representing the Allowed Secured Claim and with the same perfection and priority, and to amend, replace and supersede the Existing Stock Pledge Agreements.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT

1. **Definitions.**

(a) *Certificates.* "**Certificates**" means the certificate evidencing ownership of the Collateral.

(b) *Collateral.* "**Collateral**" means One Hundred Seventy-Seven Thousand Seven Hundred and Seventy-Seven (177,777) shares of common stock of the Company, together with any and all substitutions, additions and proceeds of the foregoing, whether now owned or hereafter acquired.

(c) *Company.* "**Company**" means Telemac Corporation, a Delaware corporation.

(d) *Default.* "**Default**" has the meaning set forth in the Notes.

(e) *Obligations.* "**Obligations**" has the meaning set forth in the Consolidated, Amended and Restated Security Agreement dated the date hereof between the Pledgor and the Pledgees (the "**Security Agreement**").

2. **Pledge and Security Interest, Assignment of Same.**

To secure the full and punctual payment and discharge of the Obligations, the Pledgor hereby ratifies, confirms, continues and regrants the pre-existing and continuing pledge of and security interests in the Collateral, and assigns the Collateral, to KLP, as collateral agent for the ratable benefit of the Pledgees (the "**Koyah Collateral Agent**") pursuant to and subject to the terms and conditions of the Intercreditor Agreement (as defined below), all with the same perfection and priority as the pre-existing pledges and security interests. Each of Ventures, Raven and Microcap hereby assigns all of their right, title and interest in the Collateral and their respective security interests therein to the Koyah Collateral Agent, for the purposes and on the terms and conditions set forth in the Intercreditor Agreement.

3. **Location of Collateral.**

The Certificates have been in the possession of the Koyah Collateral Agent pursuant to the terms and conditions of the Existing Stock Pledge Agreements and shall remain in the possession of the Koyah Collateral Agent pursuant to the terms and conditions of this Agreement until the Obligations have been fully and finally discharged.

4. **Warranties and Covenants of the Pledgor.**

The Pledgor represents and warrants, covenants and agrees as follows:

(a) *Ownership of Collateral.* Except for the pledge and security interests in favor of the Koyah Collateral Agent for the benefit of the Pledgees, the Pledgor has good, valid marketable title to the Collateral, free from any liens, charges, pledges, security interests,

encumbrances, rights to purchase or other claim or interest of any kind other than those possible pre-existing liens referred to as set forth on the Schedule of Exceptions attached hereto.

(b) *Liens.* Except for the pledge and security interests in favor of the Koyah Collateral Agent for the benefit of the Pledgees, the Pledgor will neither create nor permit the creation of any lien, charge, pledge, security interest, encumbrance, right to purchase or other claim or interest in the Collateral without the prior written consent of the Koyah Collateral Agent other than those possible pre-existing liens referred to on the Schedule of Exceptions attached hereto.

(c) *Security Interest.* The Koyah Collateral Agent, for the benefit of the Pledgees, will at all times have a valid security interest in the Collateral, and will at all times have a perfected security interest in the Collateral.

(d) *Valid Issuance.* The Collateral consists of validly issued, fully paid and nonassessable shares.

(e) *Transfers.* Other than the transfers contemplated by this Agreement, the Pledgor will neither make nor permit any transfer of the Collateral without the prior written consent of the Koyah Collateral Agent.

(f) *Reimbursement of Expenses.* The Pledgor will reimburse Koyah Collateral Agent for any expenses reasonably incurred by the Koyah Collateral Agent in protecting or realizing on the Collateral.

(g) *Placement of Legend.* If requested by the Koyah Collateral Agent, the Pledgor shall place a legend on the Certificates stating that the shares represented by the Certificates are subject to the restrictions imposed by this Agreement, provided the Koyah Collateral Agent makes the Certificates available to the Pledgor to enable the Pledgor to place such legend on the Certificates. The Pledgor also authorizes the Koyah Collateral Agent to place such legend on the Certificates

(h) *Payment of Taxes and Indebtedness.* The Pledgor shall promptly pay all liens, taxes, assessments, or contributions required by law which may come due and which are lawfully levied or assessed with respect to the Pledgor or any of the Collateral.

5. **Exercise of Shareholder Rights.**

(a) *Receipt of Dividends and Distributions.* Prior to the occurrence of a Default (taking into account the expiration of any applicable grace period specified in the definition of Default), the Pledgor shall have the right to receive and retain any ordinary dividends or other distributions paid on the Collateral.

(b) *Right to Vote.* Prior to the occurrence of a Default (taking into account the expiration of any applicable grace period specified in the definition of Default), the Pledgor may vote the Collateral for all purposes allowed within the restrictions set by this Agreement. The

Pledgor agrees not to vote the Collateral or otherwise to act in any way which will adversely affect the value of the Collateral.

6. **Remedies Upon Default.**

(a) *Pledgee May Register Shares.* Upon the occurrence of a Default (taking into account the expiration of any applicable grace period specified in the definition of Default), the Koyah Collateral Agent may cause the Collateral to be transferred to the Koyah Collateral Agent's name and may exercise any right normally incident to the ownership of the Collateral, including the right to vote and to receive all dividends or other payments.

(b) *Collateral.* Upon the occurrence of a Default (taking into account the expiration of any applicable grace period specified in the definition of Default), the Koyah Collateral Agent may sell all or any part of the Collateral at public or private sale. The Koyah Collateral Agent may purchase all or any part of the Collateral at the sale. Proceeds of any sale shall be applied first to pay all costs and expenses related to the Default and sale of the Collateral, including all attorneys' fees, and second, to pay all amounts owed on the Obligations, with any excess to be returned to the Pledgor.

(c) *Remedies Cumulative.* Upon the occurrence of a Default (taking into account the expiration of any applicable grace period specified in the definition of Default), the Pledgees and the Koyah Collateral Agent shall have all rights and remedies available to them at law or in equity, including all rights available under the Uniform Commercial Code, and all rights and remedies granted under this Agreement, the Notes, the Security Agreement and any other agreements or documents with or executed in favor of the Secured Parties in connection with the Amended Plan of Reorganization (the "**Transaction Documents**"). These rights and remedies shall be cumulative, and may be exercised singly or concurrently with all other rights and remedies the Pledgees or the Koyah Collateral Agent may have.

(d) *Order of Realization on the Collateral.* The Koyah Collateral Agent may realize upon the Collateral, as well as any other collateral, in any order.

(e) *Acknowledgments and Agreements of Pledgor.* The Pledgor hereby acknowledges and agrees (i) that the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal under any applicable laws, (ii) that ten (10) days prior written notice of the Koyah Collateral Agent's intention to make any sale of the Collateral is commercially reasonable notice, (iii) that the requirements of federal and state securities laws may limit the Koyah Collateral Agent's sale of all or part of the Collateral as well as the extent or manner in which any subsequent transferee could dispose of the same, (iv) in light of such restrictions, the Koyah Collateral Agent may effect a private sale to one or more purchasers who will agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof, (v) that the Koyah Collateral Agent may proceed to make such a sale whether or not a registration statement for the purpose of registering the Collateral shall have been filed and may approach and negotiate with a single potential purchaser to effectuate such sale, (vi) any such sale might result in prices or other terms less favorable than if such sale were a public sale without such restrictions, and the Koyah Collateral Agent shall

incur no liability for selling any Collateral under such circumstances, and (vii) the foregoing shall apply not withstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Koyah Collateral Agent sells.

(f) *Registration.* The Pledgor hereby assigns to the Koyah Collateral Agent, upon the occurrence of a Default (taking into account the expiration of any applicable grace period specified in the definition of Default), all registration rights the Pledgor now has or may hereafter acquire with respect to the Collateral. If the Koyah Collateral Agent desires to sell any of the Collateral at a public sale, the Pledgor will, upon request of the Koyah Collateral Agent, use its best efforts to cause the issuer of the Collateral to register the Collateral under federal and state securities laws and maintain the effectiveness of such registration, to the extent consistent with such registration rights. The Pledgor will bear all costs and expenses of carrying out the foregoing obligations on its part. The Pledgor acknowledges and agrees that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

7. **Termination of Agreement.**

This Agreement shall remain in full force and effect until the Obligations have been fully and finally discharged.

8. **Miscellaneous.**

(a) *Waiver.* No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against which the waiver is asserted or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

(b) *Notice.* Any notice or other communication required or permitted under this Agreement shall be in writing and shall addressed to the party to which it is directed at such party's address or fax number set forth in the Notes.

(c) *Modifications to Be in Writing.* To be effective, any modification to this Agreement must be in writing signed by all parties to the Agreement.

(d) *Agreement Binding upon Successors and Assigns.* This Agreement shall bind the Pledgor and its successors and assigns. All rights, privileges, and powers granted to the Pledgees and the Koyah Collateral Agent under this Agreement shall benefit their successors and assigns.

(e) *Assignment of Agreement.* At any time, the Koyah Collateral Agent or Pledgees may assign or transfer any of their rights or powers under this Agreement to any person

or entity. The Pledgor may not transfer its rights, duties, or obligations under this Agreement without the prior written consent of the Koyah Collateral Agent.

(f) *Further Assurances.* Each of the Pledgor, the Koyah Collateral Agent and the Pledgees agree to take any further actions and to make, execute, and deliver any further written instruments which may be reasonably required to carry out the terms, provisions, intentions, and purposes of this Agreement.

(g) *Governing Law.* **Consistent with the governing law and venue provision of the Intercreditor Agreement, this Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only (i) until the Pledgor's Chapter 11 case in the Bankruptcy has been closed by the entry of a final decree, by the Bankruptcy Court in the Bankruptcy and (ii) thereafter, by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.**

(h) *Costs and Expenses.* The Pledgor hereby agrees to pay to the Koyah Collateral Agent and the Pledgees upon demand all costs and expenses, including attorney's fees, incurred in connection with the administration of this Agreement, including without limitation all filings or other actions required by the Koyah Collateral Agent or the Pledgees in connection with perfecting or otherwise protecting the security interest granted hereunder, up to a maximum of fifteen thousand dollars ($15,000) for costs and expenses of this type incurred in connection with this Agreement and the related Consolidated, Amended and Restated Security Agreement and Amended and Restated Intercreditor Agreement each dated as of the date hereof. In addition, the Pledgor hereby agrees to pay to the Koyah Collateral Agent and the Pledgees upon demand all costs and expenses, including attorney's fees, incurred in connection with the enforcement of this Agreement, collection of the Obligations and the protection, preservation, collection or sale of or other realization upon the Collateral, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

(i) *Severability.* If any provision of this Agreement or any application of any provision is determined to be unenforceable, the remainder of this Agreement shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

(j) *Headings.* Headings used in this Agreement have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Agreement.

(k) *Counterparts.* This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

(l) *Intercreditor Agreement.* The terms and conditions of this Agreement shall also be governed by and subject to the terms and conditions of an Amended and Restated Intercreditor Agreement dated as of January 31, 2006, among Pledgor, KLP, KP, Raven, Ventures and Microcap (the **"Intercreditor Agreement"**).

9. **Effective Date.**

Although executed and delivered subsequently, this Agreement is dated, and shall be effective, as of January 31, 2006, which is the effective date of the Amended Plan of Reorganization (the "**Plan Effective Date**").

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers, effective as of the date first set forth above.

"Pledgor"
AURA SYSTEMS, INC.

By: ____________________
Name: MELVIN GAGERMAN
Title: CEO

"Pledgees"
KOYAH LEVERAGE PARTNERS, L.P., as Pledgee and Koyah Collateral Agent
By: Koyah Ventures LLC, its general partner

By: ____________________
Name: Robert J Law
Title: Vice President

KOYAH PARTNERS, L.P.
By: Koyah Ventures LLC, its general partner

By: ____________________
Name: Robert J. Law
Title: Vice President

KOYAH VENTURES, LLC
By: ____________________
Name: Robert J Law
Title: Vice President

RAVEN PARTNERS, L.P.
By: Koyah Ventures LLC, its general partner

By: ____________________
Name: Robert J. Law
Title: Vice President

KOYAH MICROCAP PARTNERS MASTER FUND, L.P.
By: Koyah Ventures LLC, its general partner

By: ____________________
Name: Robert J. Law
Title: Vice President

[Signature Page to Consolidated, Amended and Restated Stock Pledge Agreement]
I:\Spodocs\28601\00026\agree\00392390.DOC:cmh

Exhibit A

INSTRUMENTS EVIDENCING AND SECURING THE PRIOR LOANS TO THE PLEDGOR BY THE PLEDGEES

Koyah Leverage Partners, L.P. and Koyah Partners, L.P.

(a) an Agreement between Koyah Leverage Partners, L.P., Koyah Partners, L.P. and the Company dated as of July 24, 2003, as subsequently amended;

(b) four Convertible Promissory Notes each dated July 24, 2003 executed by the Company as follows: (i) Promissory Note (Term) - Koyah Partners, L.P. in the amount of $120,519.44; (ii) Promissory Note (Term) - Koyah Leverage Partners, L.P. in the amount of $482,077.78; (iii) Promissory Note (Multiple Advance) - Koyah Partners, L.P. in the amount of $200,000; and (iv) Promissory Note (Multiple Advance) - Koyah Leverage Partners, L.P. in the amount of $800,000, each as subsequently amended;

(c) a Security Agreement dated as of July 24, 2003 made by the Company in favor of Koyah Leverage Partners, L.P. as collateral agent for Koyah Leverage Partners, L.P. and Koyah Partners, L.P., as subsequently amended;

(d) an Amendment and Waiver Agreement dated as of August 6, 2003 between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P.;

(e) an Additional Advance Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 18, 2003;

(f) a Stock Pledge Agreement made by the Company in favor of Koyah Leverage Partners, L.P., as collateral agent for Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 18, 2003;

(g) an Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of August 21, 2003;

(h) a Second Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of September 18, 2003;

(i) a Third Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of September 30, 2003;

(j) a Fourth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of October 16, 2003;

(k) a Fifth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of October 27, 2003;

(l) a Sixth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of November 11, 2003;

(m) a Seventh Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of November 25, 2003;

(n) an Eighth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of December 19, 2003;

(o) a Ninth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of January 8, 2004;

(p) a Security Agreement Amendment between the Company and Koyah dated as of January 15, 2004;

(q) a Tenth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 10, 2004;

(r) an Eleventh Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 11, 2004;

(s) a Twelfth Amendment Agreement between the Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of March 18, 2004;

(t) an Thirteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of April 5, 2004;

(u) a Fourteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of April 30, 2004;

(v) a Fifteenth Amendment Agreement between the Company and Company, Koyah Leverage Partners, L.P., and Koyah Partners, L.P., dated as of June 3, 2004; and

(w) a UCC financing statement filed under Delaware filing number 3193760-9 as amended under filing number 4013694; and filings with the USPTO on the Company's (i) Patent Reg. Nos. US 5,734,217, US 6,157,175, US 2202313, US 2477031, US 2372115, US 1991593 and US 2196818, (ii) Patent Application Serial Nos. 09/939116, 09/938967, 752337652, 75141345, 75141344, 09/799,973, 00/03815, 01/50683 and 01/50762, and (iii) numerous trademarks and trademark applications.

Koyah Ventures LLC

(x) an Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004, as subsequently amended;

(y) a Convertible Promissory Note dated June 14, 2004 executed by the Company to Koyah Ventures LLC in the amount of $300,000, as subsequently amended;

(z) a Security Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004;

(aa) a Stock Pledge Agreement between Koyah Ventures LLC and the Company dated as of June 14, 2004;

(bb) an Amendment Agreement between Koyah Ventures LLC and the Company dated as of June 9, 2004; and

(cc) a UCC financing statement filed under Delaware filing number 4169386-2.

Raven Partners, L.P.

(dd) an Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004, as subsequently amended;

(ee) a Convertible Promissory Note dated June 14, 2004 executed by the Company to Raven Partners, L.P. in the amount of $100,000;

(ff) a Security Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004;

(gg) a Stock Pledge Agreement between Raven Partners, L.P. and the Company dated as of June 14, 2004; and

(hh) a UCC financing statement filed under Delaware filing number 4169385-4.

Koyah Microcap Partners Master Fund, L.P.

(ii) an Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004, as subsequently amended;

(jj) a Convertible Promissory Note dated December 16, 2004 executed by the Company to Koyah Microcap Partners Master Fund, L.P. in the amount of $220,000;

(kk) a Security Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004;

(ll) a Stock Pledge Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 16, 2004;

(mm) a UCC financing statement filed under Delaware filing number 4356479-8;

(nn) an Agreement between Koyah Microcap Partners Master Fund, L.P. and the Company dated as of December 23, 2004, as subsequently amended; and

(oo) a Convertible Promissory Note dated December 23, 2004 executed by the Company to Koyah Microcap Partners Master Fund, L.P. in the amount of $210,000.

SCHEDULE OF EXCEPTIONS

1. **Barovich, Speedy International LLC and Rabin Trust.**

See attached July 10, 2006 letter from Ron Bender.

2. **Other Possible Secured Claims.**

See attached July 10, 2006 letter from Ron Bender. As to any such other possible secured claims, the Debtor represents and warrants, and covenants and agrees, that to the best of its knowledge after reasonable investigation, there are no such other secured claims.

[Attach July 10, 2006 letter from Ron Bender]